SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

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SURNA INC.
(Name of Registrant as Specified In Its Charter)

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SURNA INC.
1103 United Success Commercial Centre
508 Jaffe Road
Causeway Bay, Hong Kong
852-3721-3668

May 31, 2011

INFORMATION STATEMENT

Dear Stockholder:

This Information Statement (the “Information Statement”) is furnished by the Board of Directors of SURNA INC., a Nevada corporation (the “Company,” or “us”), to the stockholders of record of the Company at the close of business on May 16, 2011 (the “Record Date”) to provide information with respect to certain corporate actions taken by written consent of holders of a majority of the outstanding shares of the Company's common stock that were entitled to vote on such actions (the “Majority Stockholders”).

The written consent, executed by the Majority Stockholders on the Record Date, approved the following:

1.
An amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock from one hundred million (100,000,000) to three hundred and fifty million (350,000,000), par value $0.00001 per share, and the number of authorized shares of Preferred Stock from one hundred million (100,000,000) to one hundred fifty million (150,000,000), par value $0.00001 per share.

The Majority Stockholder, holding approximately 94.72% of the outstanding shares of the Company's common stock, has approved, by written consent, the above-described actions. Therefore, all required corporate approval for this action has been obtained. This Information Statement is furnished solely for the purpose of informing stockholders of these corporate actions in the manner required by Rule 14c-2 under the Securities Exchange Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDER'S MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

By Order of the Board of Directors,

RICHARD CLARKE
Richard Clarke
President

SURNA INC.
1103 United Success Commercial Centre
508 Jaffe Road
Causeway Bay, Hong Kong
852-3721-3668

May 31, 2011

PURPOSE OF INFORMATION STATEMENT

This Information Statement (the “Information Statement”) is being mailed on or about May 31, 2011 to the stockholders of record of SURNA INC., a Nevada corporation (the “Company,” or “us”), at the close of business on May 31, 2011 (the “Record Date”). This Information Statement is being sent to you for information purposes only. No action is requested on your part.

This Information Statement is being furnished by our Board of Directors to provide stockholders with information concerning:

1.
An amendment to our Articles of Incorporation to increase the number of authorized shares of Common Stock from one hundred million (100,000,000) to three hundred and fifty million (350,000,000), par value $0.00001 per share, and the number of authorized shares of Preferred Stock from one hundred million (100,000,000) to one hundred fifty million (150,000,000), par value $0.00001 per share.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on the Record Date are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, the Company had one series of common stock, par value $0.00001 per share, outstanding. On the Record Date, seventy-nine million one hundred seventy-five thousand (79,175,000) validly issued shares of our common stock were issued and outstanding and held of record by 52 stockholders.

STOCKHOLDERS' RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the actions described in this Information Statement is authorized by Section 78.320(2) of the Nevada General Corporation Law (the “NGCL”). Section 78.320(2) provides that any action required or permitted to be taken at a meeting of stockholders of a corporation may be taken without a meeting, before or after the action, if a written consent thereto is signed by the stockholders holding at least a majority of the voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the actions disclosed herein as quickly as possible in order to accomplish the purposes of the Company, we chose to obtain the written consent of a majority of the Company's voting power to approve the actions described in this Information Statement.

The actions described in this Information Statement cannot be taken until at least twenty (20) days after this Information Statement has first been sent or given to the Company's stockholders.

DISSENTERS' RIGHTS

The NGCL does not provide for dissenters' rights in connection with any of the actions described in this Information Statement, and we will not provide stockholders with any such right independently.

EXPENSES

The costs of preparing, printing and mailing this Information Statement will be borne by the Company.

ACCOUNTANTS

The name our current independent public accountant is MaloneBailey, LLP, Houston, Texas.

STOCKHOLDERS SHARING AN ADDRESS

We will deliver only one Information Statement to multiple stockholders sharing an address unless the Company has received contrary instructions from one or more of the stockholders. We undertake to deliver promptly, upon written or oral request, a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement is delivered. A stockholder can notify us that the stockholder wishes to receive a separate copy of the Information Statement by contacting the Company at the address or phone number set forth above. Conversely, if multiple stockholders sharing an address receive multiple Information Statements and wish to receive only one, such stockholders can notify us at the address or phone number set forth above.

AMENDMENT TO OUR ARTICLES OF INCORPORATION TO INCREASE
OUR AUTHORIZED SHARES OF COMMON STOCK

General

On May 18, 2011, the Board of Directors of the Company unanimously approved to increase the number of authorized shares of Common Stock from one hundred million (100,000,000) to three hundred and fifty million (350,000,000), par value $0.00001 per share, and the number of authorized shares of Preferred Stock from one hundred million (100,000,000) to one hundred fifty million (150,000,000), par value $0.00001 per share.  The Board of Directors of the Company believes it is desirable to do so as a result of paying a stock dividend of four additional shares of common stock for each one share outstanding.  As a result, the authorized but unissued shares of Common Stock decreased from 84,165,000 to 20,825,000 shares of common stock.  The increase in the authorized number of shares of Common will enable us to engage in (i) possible future financings and (ii) such other corporate purposes as the Board of Directors determines in its discretion.  Currently, we have no plans to issue any additional shares of Common Stock.  The Board of Directors also reviewed the number of Preferred Shares available for issuance and decided to increase that as well.  Again, we have no plans to issue any additional shares of Preferred Stock.

Approval of the amendment required the consent of the holders of a majority of the outstanding shares of our common stock, as of the Record Date.  7bride Capital Management Limited, which is owned and controlled by 7bridge Capital Partners Limited which is co-owned by Richard Clarke and Cherry Ping-Wai Lim our sole directors is our Majority Stockholder who owns approximately 94.72% of the outstanding shares of our common stock as of the Record Date and has given its consent to the amendment, and, accordingly, the requisite stockholder approval for this action was obtained by the execution of the Majority Stockholder’s written consent in favor of the action. We do not intend to seek additional stockholder approval prior to the effectiveness of this action. This Information Statement is being mailed to you solely for your information. We are not providing you with a proxy and you are not requested to send a proxy.

The names of those approving the name change appear below:

7bridge Capital Management Limited	75,000,000 shares

AMENDMENT TO ARTICLES OF INCORPORATION

Approximately twenty (20) days after this Information Statement has first been sent or given to stockholders, our Articles of Incorporation

REASONS FOR THE AMENDMENTS

We are currently authorized to issue 100,000,000 shares of Common Stock. Currently, there are 79,175,000 shares of Common Stock outstanding. After the increase in the authorized number of shares of Common Stock, there will be available for issuance, 329,175,000 shares of our Common Stock.  With respect to our Preferred Stock, no shares of Preferred Stock have been issued as of the date of the Information Statement.  The par value of our Common Stock and our Preferred Stock will be $0.00001 per share. The terms of the additional shares of Common Stock and Preferred Stock will be identical to those of the currently outstanding shares of Common Stock. No shares of Preferred Stock are outstanding.  The Share Increase Amendment will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock and Preferred Stock would remain unchanged under the Share Increase Amendment.

The availability of additional authorized shares of Common Stock will enable us to engage in (i) possible future financings and (ii) such other corporate purposes as the Board of Directors determines in its discretion. These corporate purposes may include future stock splits, stock dividends or other distributions, future financings, acquisitions and stock options and other equity benefits under our employee benefit plans.  Currently we have no plans to issue shares for the foregoing.

CERTAIN AFFECTS OF THE AMENDMEN TO INCREASE OUR AUTHORIZED CAPITAL

The increase in authorized shares of Common or Preferred Stock is not being proposed as a means of preventing or dissuading a change in control or takeover of us. However, use of these shares for such a purpose is possible. Authorized but unissued or unreserved Common Stock and Preferred Stock, for example, could be issued in an effort to dilute the stock ownership and voting power of persons seeking to obtain control of us or could be issued to purchasers who would support the Board of Directors in opposing a takeover proposal. In addition, the increase in authorized shares of Common and Preferred Stock, if approved, may have the effect of discouraging a challenge for control or make it less likely that such a challenge, if attempted, would be successful. The Board of Directors and our executive officers have no knowledge of any current effort to obtain control of us or to accumulate large amounts of shares of our Common Stock.

The holders of shares of our Common Stock are not entitled to preemptive rights with respect to the issuance of additional shares of Common Stock or securities convertible into or exercisable for shares of Common Stock. Accordingly, the issuance of additional shares of our Common Stock or such other securities might dilute the ownership and voting rights of stockholders.

The proposed amendment to the Articles of Incorporation does not change the terms of the Common Stock. The additional shares of Common Stock for which authorization is sought will have the same voting rights, the same rights to dividends and distributions and will be identical in all other respects to the Common Stock now authorized.

We could also use the additional shares of Common Stock and Preferred Stock for potential strategic transactions, including, among other things, acquisitions, spin-offs, strategic partnerships, joint ventures, restructurings, divestitures, business combinations and investments. We cannot provide assurances that any such transactions will be consummated on favorable terms or at all, that they will enhance stockholder value or that they will not adversely affect our business or the trading price of the Common Stock.  The Preferred Stock does not trade anywhere and we have no plans to list the Preferred Stock on any stock exchange or NASDAQ or seek sponsorship of the Preferred Stock on the Bulletin Board or Pink Sheets.   Any such transaction may require us to incur non-recurring or other charges and may pose significant integration challenges and/or management and business disruptions, any of which could materially and adversely affect our business and financial results.

If approved by stockholders, it is anticipated that the amendment to the Articles of Incorporation will become effective upon the filing of the Amended Articles of Incorporation with the Secretary of State for the State of Nevada, which filing is expected to occur 20 days after this Information Statement is mailed to shareholders.

STOCK OWNERSHIP

The following table sets forth, as of the date of this report, the total number of shares owned beneficially by our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The stockholders listed below have direct ownership of their shares and possesses sole voting and dispositive power with respect to the shares.

Name and Address	Number of	Percentage of
Beneficial Owner	Shares	Ownership
Richard Clarke [1]	37,500,000	47.36%
1524, 10 Charter Road
Central Hong Kong

Cherry Ping-Wai Lim [1]	37,500,000	47.36%
16F, North Point Terrace
North Point
Hong Kong

Charlie Rodriguez	0	0.00%
5606 Dona Ana Loop
Rio Rancho, New Mexico 87144

All officers and directors as a group
(3 individuals)	75,000,000	94.72%

[1]	Title to the common stock is held in the name of 7bridge Capital Management Limited which is owned entirely by 7bridge Capital Partners Limited which is co-owned by Mr. Clarke and Ms. Lim.

    Messrs. Clarke and Rodriguez and Ms. Lim are our only promoters.

MARKET FOR OUR COMMON STOCK

Our shares of common stock are traded on the Bulletin Board operated by the Financial Industry Regulatory Authority (the “Bulletin Board”) under the trading symbol “SRNA.”

ADDITIONAL AVAILABLE INFORMATION

We are subject to the information and reporting requirements of the Securities Exchange Act of 1934 and in accordance with such act we file periodic reports, documents and other information with the Securities and Exchange Commission relating to our business, financial statements and other matters. Such reports and other information may be inspected and are available for copying at the offices of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549 or may be accessed at www.sec.gov.